UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nasdaq Hearings Panel Decision

On October 20, 2025, the Company received a decision letter from the Nasdaq Hearings Panel (“Panel”) granting the Company’s request to continue its listing on The Nasdaq Stock Market LLC (“Nasdaq”), subject to the condition that, on or before November 15, 2025, the Company shall demonstrate compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”). This decision follows the Company’s hearing before the Panel on September 30, 2025, regarding its non-compliance with the Equity Rule.

As previously reported in a Current Report on Form 8-K filed on August 20, 2025, the Company received written notice from Nasdaq’s Listing Qualifications Department (the “Staff”) indicating that the Company did not timely regain compliance with the Equity Rule. The Company requested a hearing before the Panel, at which it presented its plan to evidence compliance with the Equity Rule as of September 30, 2025.

In its written notice, the Panel stated on or before November 15, 2025, the Company shall demonstrate compliance with the Equity Rule by filing a timely public disclosure describing the transactions undertaken by the Company to achieve compliance and demonstrate long-term compliance with the Equity Rule, and by providing an indication of its equity following those transactions. The Company may do so by including in the public filing a balance sheet not older than 60 days with pro forma adjustments for any significant transactions or events occurring on or before the report date.

The Panel further stated that during the granted exception period the Company must promptly notify the Panel of any significant developments, particularly any event, condition or circumstance that may impact its ability to meet the terms of the exception granted by the Panel and that the Panel reserves the right to reconsider the granted exception in such an instance. The Company is diligently working to timely satisfy the terms of the Panel’s decision; however, there can be no assurance that the Company will be able to do so. In the event that the Company is unable to meet the terms of the Panel’s decision, the Company will be subject to delisting from Nasdaq.

This report contains forward-looking statements, including, but not limited to, the timing of the hearing and the timing of the decision of the Panel. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the hearing may be scheduled, and the Panel may issue a decision, more quickly than expected based on the typical time periods in published Nasdaq guidance, which shorter timeline(s) may be unfavorable for the Company and the continued listing of the Company’s common stock on The Nasdaq Capital Market. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: October 21, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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